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                                                                    EXHIBIT 11.1


                              CAMDEN PROPERTY TRUST
                    COMPUTATION OF EARNINGS PER COMMON SHARE

(In thousands, except per share amounts)

                                                                                  THREE MONTHS          NINE MONTHS ENDED
                                                                                ENDED SEPTEMBER 30,        SEPTEMBER 30,
                                                                               --------------------    --------------------
                                                                                 1997        1996        1997        1996
                                                                               --------    --------    --------    --------
SIMPLE EARNINGS PER SHARE
    Weighted Average Common Shares Outstanding                                   30,410      14,604      24,487      14,508
                                                                               ========    ========    ========    ========
        Simple Earnings Per Share                                              $   0.27    $   0.19    $   0.77    $   0.31
                                                                               ========    ========    ========    ========

PRIMARY EARNINGS PER SHARE
    Weighted Average Common Shares Outstanding                                   30,410      14,604      24,487      14,508
    Shares Issuable from Assumed Conversion of:
        Common Share Options and Awards Granted and Outstanding                     308          91         246          65
                                                                               --------    --------    --------    --------
    Weighted Average Common Shares Outstanding, as Adjusted                      30,718      14,695      24,733      14,573
                                                                               ========    ========    ========    ========
        Primary Earnings Per Share                                             $   0.27    $   0.19    $   0.76    $   0.31
                                                                               ========    ========    ========    ========

FULLY DILUTED EARNINGS PER SHARE(*)
    Weighted Average Common Shares Outstanding                                   30,410      14,604      24,487      14,508
    Shares Issuable from Assumed Conversion of:
        Common Share Options  and Awards Granted and Outstanding                    378         150         337         107
        Operating Partnership Units                                               2,346                   1,574
        Convertible Subordinated Debentures                                         294       1,717         580       1,794
                                                                               --------    --------    --------    --------
    Weighted Average Common Shares Outstanding, as Adjusted                      33,428      16,471      26,978      16,409
                                                                               ========    ========    ========    ========
        Fully Diluted Earnings Per Share                                       $   0.27    $   0.22    $   0.76    $   0.43
                                                                               ========    ========    ========    ========

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
    DILUTED COMPUTATION:
Earnings to Common Shareholders (Simple Earnings
    Per Share Computation)                                                     $  8,260    $  2,801    $ 18,753    $  4,549
Dividends on Convertible Preferred Shares                                                                                 4
                                                                               --------    --------    --------    --------
Earnings (Primary Earnings Per Share Computation)                                 8,260       2,801      18,753       4,553
Minority Interest in Operating Partnership                                          612                   1,209
Interest on Convertible Subordinated Debentures                                     130         738         559       2,301
Convertible Subordinated Debenture Cost Amortization                                 13          77          77         236
                                                                               --------    --------    --------    --------
Earnings (Fully Diluted Earnings Per Share Computation)                        $  9,015    $  3,616    $ 20,598    $  7,090
                                                                               ========    ========    ========    ========



* Fully diluted earnings per share of beneficial interest is not dilutive and is not presented in the Consolidated Statements of Operations.